ROHM AND HAAS COMPLETES
                          ACQUISITION OF MORTON INTERNATIONAL


Philadelphia, PA, June 21, 1999 Rohm and Haas Company (NYSE:ROH) said it has completed the acquisition of Morton International (NYSE:MII). The transaction closed at the end of the day today, Monday, June 21, 1999.

Shareholders of both companies approved the acquisition at separate meetings earlier today.

Rohm and Haas is a $6.5 billion speciality chemical company headquartered in Philadelphia. It operates 150 manufacturing and research sites in 25 countries and employs approximately 23,000 people worldwide.

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For further information:
For investors:       Eric Norris, 1-215-592-2664
For media:           Laura Hadden, 1-215-592-3054